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INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

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Certificate No.	:	**IN-DL98279009838414R**
Certificate Issued Date	:	19-Dec-2019 10:27 AM
Account Reference	:	IMPACC (IV)/ dl857503/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL85750306303798707952R
Purchased by	:	VODAFONE IDEA LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	Not Applicable
Consideration Price (Rs.)	:	0 (Zero)
First Party	:	VODAFONE IDEA LTD
Second Party	:	Not Applicable
Stamp Duty Paid By	:	VODAFONE IDEA LTD
Stamp Duty Amount(Rs.)	:	100 (One Hundred only)

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THIS STAMP PAPER FORMS AN INTEGRAL PART OF THE LETTER AGREEMENT DATED 24 DECEMBER 2019 AMONG INTER-ALIA BHARTI INFRATEL LIMITED, INDUS TOWERS LIMITED AND VODAFONE IDEA LIMITED.

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This Letter Agreement (“Letter”) is entered into on this 24th day of December, 2019 at New Delhi, India: BY AND BETWEEN: Bharti Infratel Limited, a company incorporated under the laws of India, having its registered office at 901, Park Centra Sector – 30, NH - 8, Gurugram, Haryana - 122001, India (hereinafter referred to as “Infratel”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns); Bharti Airtel Limited, a company incorporated under the laws of India, having its registered office at Bharti Crescent, 1 Nelson Mandela Road, Vasant Kunj, New Delhi – 110070, India (hereinafter referred to as “Airtel”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns); Nettle Infrastructure Investments Limited, a company incorporated under the laws of India, having its registered office at 3rd Floor, Worldmark 2 Asset 8, Aerocity, NH - 8, New Delhi – 110 037, Delhi, India (hereinafter referred to as “Nettle”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns); Indus Towers Limited, a company incorporated under the laws of India, having its registered office at Building No. 10, Tower-A, 4th Floor, DLF Cyber City, Gurugram, Haryana-122002 (hereinafter referred to as “Indus”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns); The entities listed in Annexure A hereto (hereinafter referred to as “Vodafone”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include their successors and permitted assigns); Vodafone International Holdings B.V., a company incorporated in the Netherlands, and having its registered office at Rivium Quadrant 173, 2909 LC Capelle aan den IJssel, the Netherlands (“Vodafone Confirming Party”); and Vodafone Idea Limited, a company incorporated under the laws of India, having its registered office at Suman Tower, Plot No.18, Sector-11, Gandhinagar Gujarat 382011 and its corporate office at 7th Floor, Konnectus, Tower B, Bhavbhuti Marg, Opposite New Delhi Railway Station (Ajmeri Gate Side), New Delhi 110 002, India (hereinafter referred to as “VIL”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns). Infratel, Airtel, Nettle, Indus, Vodafone and VIL are hereinafter also referred to individually as “Party” and, collectively, as “Parties”. WHEREAS: A. The Parties and the Vodafone Confirming Party executed the Implementation Agreement dated April 25, 2018 (“Implementation Agreement”) to give effect to a scheme of amalgamation and arrangement between Infratel and Indus. Capitalised words and expressions used but not defined herein shall have the same meaning as assigned to them under the Implementation Agreement. B. In terms of the Implementation Agreement, several actions were to be completed by the Long Stop Date for the Transaction to become effective, which included but was not limited to seeking requisite approvals from various Governmental Authorities. The Long Stop Date was defined as the date falling 18 months after the Execution Date, which was conditionally extended until 1

December 24, 2019 (“Extended Longstop Date”) pursuant to the letter agreement dated October 24, 2019 (“Extension Agreement”) since all approvals had not been received and certain other actions had not been completed. C. Until date since all approvals have not been received, the Parties are of the view that the completion of the Transaction is therefore not possible prior to the Extended Longstop Date. D. The Parties are now agreeing to further extend the Extended Longstop Date, subject expressly to the terms set out in the Extension Agreement. Now therefore the Parties hereby agree as follows: 1. The term “Extended Longstop Date” in the Extension Agreement shall mean February 24, 2020. 2. In view of recent developments relating to the Judgement of the Hon’ble Supreme Court of India dated October 24, 2019 on the interpretation of ‘Adjusted Gross Revenue’ in connection with telecommunications licenses entered into with the DoT, the Parties agree that in addition to the conditions stated in: (a) the Extension Agreement; and (b) Clause 7.1 of the Implementation Agreement, the Parties’ obligation to effect the Transaction will be conditional upon the mutual agreement of the BIL Group, the Vodafone Group and VIL, on or prior to February 24, 2020, to proceed to Closing, and in the event any of the BIL Group, the Vodafone Group or VIL elects in their sole and absolute discretion without the need to assign any reason whatsoever, not to proceed to Closing, the Closing shall not occur. Further, notwithstanding anything to the contrary in this Letter, the Extension Agreement and the Implementation Agreement, any Party shall have the right, exercisable at any time (including prior to the expiry of the Extended Longstop Date) in its sole and absolute discretion, to terminate the Implementation Agreement and thereafter withdraw the Merger Scheme. 3. The Parties further agree that the condition mentioned in Clause 2 of this Letter shall be deemed to form part of and be included in Clause 7.1 of the Implementation Agreement. Any reference to conditions precedent to Closing in the Transaction Documents (including without limitation the conditions precedent mentioned in paragraph 5 of Part C of the Merger Scheme) shall be deemed to include such additional condition. 4. This Letter shall be read together with, and as a part of, the Implementation Agreement and the Extension Agreement. Except as amended hereby, all of the terms and conditions of the Implementation Agreement and the Extension Agreement shall remain in full force and effect. 5. This Letter may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument, but shall not be effective until each Party has executed at least one counterpart. Further, the delivery of a PDF format copy of an executed signature page shall have the same force and effect as the delivery of an originally executed signature page. 6. This Letter shall be effective from December 24, 2019. 7. The provisions of Clauses 14 (Confidentiality), 15 (Announcements), 16.9 (Arbitration) and 16.17 (Governing Law) of the Implementation Agreement shall apply mutatis mutandis to this Letter. [Remainder of this page has been intentionally left blank] 2

In witness whereof, this Letter Agreement has been entered into on the date and year first above written. For and on behalf ofBharti Infratel Limited Name: Title: For and on behalf ofBharti Airtel Limited Name: Title: Infrastructure Investments Limited [Signature Page]

For and on behalf of **Al-Amin Investments Limited**

Name: G.A. van Niekerk
Title: Director

For and on behalf of **Asian Telecommunication Investments (Mauritius) Limited**

Name: G A van Niekerk
Title: Director

For and on behalf of **CCII (Mauritius), Inc.**

Name: G A van Niekerk
Title: Director

For and on behalf of **Euro Pacific Securities Ltd**

Name: G.A. van Niekerk
Title: Director

[*Signature Page*]

For and on behalf ofVodafone Telecommunications (India) Limited For and on behalf ofMobilvest For and on behalf of Prime Metals Ltd . VOl"" V\. ..-e k.ev-k e: G. itle: D V'ec_ v For and on behalf of Trans Crystal Ltd [Signature Page]

For and on behalf of **Omega Telecom Holdings Private Limited**

Name: PRIYANKA SINHA
Title: AUTHORISED SIGNATORY

For and on behalf of **Telecom Investments India Private Limited**

Name: PRIYANKA SINHA
Title: AUTHORISED SIGNATORY

For and on behalf of **Jaykay Finholding (India) Private Limited**

Name: PRIYANKA SINHA
Title: AUTHORISED SIGNATORY

For and on behalf of **Usha Martin Telematics Limited**

Name: PRIYANKA SINHA
Title: AUTHORISED SIGNATORY

[*Signature Page*]

For and on behalf of Vodafone Idea Limited eA N I<Jt '"J K. A f .D 0 Name: Title: C tJ M PAN 'J E-1'1l R}' .!6 [Signature Page]

For and on behalf oflndus Towers Limited [Signature Page]

For and on behalf of **Vodafone International Holdings B.V.**

Name: M. BUCKERS	Name: L.R.M. Kroon
Title: DIRECTOR	Title: Director

[*Signature Page*]

Annexure A Vodafone (a) Al-Amin Investments Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (b) Asian Telecommunication Investments (Mauritius) Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (c) CCII (Mauritius), Inc., a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (d) Euro Pacific Securities Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (e) Vodafone Telecommunications (India) Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (f) Mobilvest, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (g) Prime Metals Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (h) Trans Crystal Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius (i) Omega Telecom Holdings Private Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at 201-206, Shiv Smriti Chambers, 2nd Floor, 49/A Dr. Annie Besant Road, Worli Naka, Mumbai – 400 018, Maharashtra, India (j) Telecom Investments India Private Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at 201-206, Shiv Smriti Chambers, 2nd Floor, 49/A Dr. Annie Besant Road, Worli Naka, Mumbai – 400 018, Maharashtra, India (k) Jaykay Finholding (India) Private Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at 201-206, Shiv Smriti Chambers, 2nd Floor, 49/A Dr. Annie Besant Road, Worli Naka, Mumbai – 400 018, Maharashtra, India (l) Usha Martin Telematics Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at E-47, Bankra Super Market, Bankra, Howrah – 711 403, West Bengal, India 10